EXHIBIT 99.1

European Medicines Agency Accepts GBT’s Marketing Authorization Application (MAA) for Oxbryta® (voxelotor) for the Treatment of Hemolytic Anemia in Sickle Cell Disease

SOUTH SAN FRANCISCO, Calif., Jan. 27, 2021 (GLOBE NEWSWIRE) -- Global Blood Therapeutics, Inc. (GBT) (NASDAQ: GBT) today announced that the European Medicines Agency (EMA) has completed the validation of GBT’s Marketing Authorization Application (MAA) for Oxbryta® (voxelotor) tablets and started its standard review process. GBT is seeking full marketing approval from the EMA for Oxbryta to treat hemolytic anemia in patients with sickle cell disease (SCD) who are 12 years of age and older.

A first-in-class oral, once-daily therapy, Oxbryta directly inhibits hemoglobin polymerization, the root cause of the sickling and destruction of red blood cells in SCD. The sickling process causes hemolytic anemia (low hemoglobin due to red blood cell destruction) and blockages in capillaries and small blood vessels, which impede the flow of blood and oxygen throughout the body. The diminished oxygen delivery to tissues and organs can lead to life-threatening complications, including stroke and irreversible organ damage.1-4

“Sickle cell disease has a devastating impact on the lives of patients and their families, including serious and life-threatening complications that can lead to organ damage and early death,” said Ted W. Love, M.D., president and chief executive officer of GBT. “Despite this overwhelming need, there are currently no approved therapies in Europe that have the potential to modify the course of the disease. We look forward to working with the EMA to meet our goal of bringing the first treatment for hemolytic anemia in sickle cell disease to European patients as soon as possible.”

The MAA is based on data from the Phase 3 HOPE (Hemoglobin Oxygen Affinity Modulation to Inhibit HbS PolymErization) Study and the Phase 2 HOPE-KIDS 1 Study, both of which enrolled patients at clinical sites in Europe. The HOPE Study achieved its primary endpoint of an improvement in hemoglobin (Hb) levels of greater than 1 g/dL at 24 weeks with significant improvements in markers of hemolysis in indirect bilirubin and reticulocyte percentage.5 The most common side effects reported in the HOPE Study at 24 weeks occurring in ≥10% of patients treated with Oxbryta with a difference of >3% compared to placebo were headache (26% vs. 22%), diarrhea (20% vs. 10%), abdominal pain (19% vs. 13%), nausea (17% vs. 10%), fatigue (14% vs. 10%), rash (14% vs. 10%) and pyrexia (12% vs. 7%).6

The analysis of the complete data from the HOPE Study further demonstrated that Oxbryta, at a daily dose of 1500 mg, resulted in durable improvements in Hb levels and markers of hemolysis over 72 weeks of treatment in SCD patients 12 years of age and older. Treatment with Oxbryta was well tolerated, with no new safety or tolerability issues identified. The 72-week results from the HOPE Study were presented at the 62nd American Society of Hematology (ASH) Annual Meeting and Exposition in December 2020.7

The EMA previously granted Oxbryta Priority Medicines (PRIME) designation, and the European Commission (EC) designated Oxbryta as an orphan medicinal product for the treatment of patients with SCD.

There are an estimated 52,000 people living with SCD in Europe. To help support patients living in Europe prior to potential marketing authorization, GBT has initiated an Early Access Program in Europe and other regions outside the United States, which enables physicians to utilize early access regulatory and legal pathways to request Oxbryta for the treatment of hemolytic anemia in eligible patients with SCD who do not have access to the medicine as part of a clinical trial.

Oxbryta is approved in the United States for the treatment of SCD in adults and children 12 years of age and older.

About Sickle Cell Disease
Sickle cell disease (SCD) affects an estimated 100,000 people in the United States,8 an estimated 52,000 people in Europe,9 and millions of people throughout the world, particularly among those whose ancestors are from sub-Saharan Africa.8 It also affects people of Hispanic, South Asian, Southern European and Middle Eastern ancestry.8 SCD is a lifelong inherited rare blood disorder that impacts hemoglobin, a protein carried by red blood cells that delivers oxygen to tissues and organs throughout the body.10 Due to a genetic mutation, individuals with SCD form abnormal hemoglobin known as sickle hemoglobin. Through a process called hemoglobin polymerization, red blood cells become sickled – deoxygenated, crescent-shaped and rigid.1-2,10

About Oxbryta® (voxelotor) Tablets
Oxbryta (voxelotor) is an oral, once-daily therapy for patients with sickle cell disease (SCD). Oxbryta works by increasing hemoglobin’s affinity for oxygen. Since oxygenated sickle hemoglobin does not polymerize, GBT believes Oxbryta blocks polymerization and the resultant sickling and destruction of red blood cells, which are primary pathologies faced by every single person living with SCD. Through addressing hemolytic anemia and improving oxygen delivery throughout the body, GBT believes that Oxbryta has the potential to modify the course of SCD. On Nov. 25, 2019, Oxbryta received U.S. Food and Drug Administration (FDA) accelerated approval for the treatment of SCD in adults and children 12 years of age and older.6

As a condition of accelerated approval in the United States, GBT will continue to study Oxbryta in the HOPE-KIDS 2 Study, a post-approval confirmatory study using transcranial Doppler (TCD) flow velocity to assess the ability of the therapy to decrease stroke risk in children 2 to 15 years of age.

In recognition of the critical need for new SCD treatments, the FDA granted Oxbryta Breakthrough Therapy, Fast Track, Orphan Drug and Rare Pediatric Disease designations for the treatment of patients with SCD. Additionally, Oxbryta has been granted Priority Medicines (PRIME) designation from the European Medicines Agency (EMA), and the European Commission (EC) has designated Oxbryta as an orphan medicinal product for the treatment of patients with SCD.

GBT plans to seek regulatory approval for the potential use of a pediatric formulation of Oxbryta in the United States for the treatment of SCD in children as young as 4 years old.

Important Safety Information
Oxbryta should not be taken if the patient has had an allergic reaction to voxelotor or any of the ingredients in Oxbryta. See the end of the patient leaflet for a list of the ingredients in Oxbryta.

Oxbryta can cause serious side effects, including serious allergic reactions. Patients should tell their health care provider or get emergency medical help right away if they get rash, hives, shortness of breath or swelling of the face.

Patients receiving exchange transfusions should talk to their health care provider about possible difficulties with the interpretation of certain blood tests when taking Oxbryta.

The most common side effects of Oxbryta include headache, diarrhea, stomach (abdominal) pain, nausea, tiredness, rash and fever. These are not all the possible side effects of Oxbryta.

Before taking Oxbryta, patients should tell their health care provider about all medical conditions, including if they have liver problems; if they are pregnant or plan to become pregnant as it is not known if Oxbryta can harm an unborn baby; or if they are breastfeeding or plan to breastfeed as it is not known if Oxbryta can pass into breastmilk or if it can harm a baby. Patients should not breastfeed during treatment with Oxbryta and for at least two weeks after the last dose.

Patients should tell their health care provider about all the medicines they take, including prescription and over-the-counter medicines, vitamins and herbal supplements. Some medicines may affect how Oxbryta works. Oxbryta may also affect how other medicines work.

Patients are advised to call their doctor for medical advice about side effects. Side effects can be reported to the FDA at 1-800-FDA-1088. Side effects can also be reported to Global Blood Therapeutics at 1-833-428-4968 (1-833-GBT-4YOU).

Full Prescribing Information for Oxbryta is available at Oxbryta.com.

About Global Blood Therapeutics
Global Blood Therapeutics (GBT) is a biopharmaceutical company dedicated to the discovery, development and delivery of life-changing treatments that provide hope to underserved patient communities. Founded in 2011, GBT is delivering on its goal to transform the treatment and care of sickle cell disease (SCD), a lifelong, devastating inherited blood disorder. The company has introduced Oxbryta® (voxelotor), the first FDA-approved treatment that directly inhibits sickle hemoglobin polymerization, the root cause of red blood cell sickling in SCD. GBT is also advancing its pipeline program in SCD with inclacumab, a P-selectin inhibitor in development to address pain crises associated with the disease, and GBT021601, the company’s next generation hemoglobin S polymerization inhibitor. In addition, GBT’s drug discovery teams are working on new targets to develop the next wave of treatments for SCD. To learn more, please visit www.gbt.com and follow the company on Twitter @GBT_news.

Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing the words “will,” “anticipates,” “plans,” “believes,” “forecast,” “estimates,” “expects” and “intends,” or similar expressions. These forward-looking statements are based on GBT’s current expectations, and actual results could differ materially. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. GBT intends these forward-looking statements, including statements regarding GBT’s priorities, dedication, focus, goals and vision; safety, efficacy and mechanism of action of Oxbryta and other product characteristics; significance of reducing hemolysis and raising hemoglobin; commercialization, delivery, availability, use, and commercial and medical potential of Oxbryta; ongoing and planned studies of Oxbryta and related protocols, activities and expectations; potential expansion of the approved use of Oxbryta for more patients in the U.S.; potential regulatory approval for Oxbryta to treat patients in Europe, including the EMA’s review of the related MAA, working with the EMA and bringing the first treatment for hemolytic anemia in SCD to European patients; the early access program for Oxbryta, including the potential availability, use and impact; altering the treatment, course and care of SCD and mitigating related complications; potential and advancement of GBT’s pipeline, including inclacumab and other product candidates; and working on new targets and discovering, developing and delivering treatments, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and GBT makes this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect GBT’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. GBT can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and, furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond GBT’s control including, without limitation, risks and uncertainties relating to the COVID-19 pandemic, including the extent and duration of the impact on GBT’s business, including commercialization activities, regulatory efforts, research and development, corporate development activities and operating results, which will depend on future developments that are highly uncertain and cannot be accurately predicted, such as the ultimate duration of the pandemic, travel restrictions, quarantines, social distancing and business closure requirements in the U.S. and in other countries, and the effectiveness of actions taken globally to contain and treat the disease; the risks that GBT is continuing to establish its commercialization capabilities and may not be able to successfully commercialize Oxbryta; risks associated with GBT’s dependence on third parties for development, manufacture, distribution and commercialization activities related to Oxbryta; government and third-party payor actions, including those relating to reimbursement and pricing; risks and uncertainties relating to competitive products and other changes that may limit demand for Oxbryta; the risks regulatory authorities may require additional studies or data to support continued commercialization of Oxbryta; the risks that drug-related adverse events may be observed during commercialization or clinical development; data and results may not meet regulatory requirements or otherwise be sufficient for further development, regulatory review or approval; compliance with obligations under the Pharmakon loan; and the timing and progress of GBT’s and Syros’ research and development activities under their collaboration; along with those risks set forth in GBT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in GBT’s most recent Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission, as well as discussions of potential risks, uncertainties and other important factors in GBT’s subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, GBT assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

References

  Rees DC, et al. Lancet. 2010;376(9757):2018-2031.
  Kato GJ, et al. Nat Rev Dis Primers. 2018;4:18010.
  Kato GJ, et al. J Clin Invest. 2017;127(3):750-760.
  Caboot JB, et al. Paediatr Respir Rev. 2014;15(1):17-23.
  Vichinsky E, et al. N Engl J Med. 2019;381:509-519.
  Oxbryta (voxelotor) tablets prescribing information. South San Francisco, Calif. Global Blood Therapeutics, Inc.; November 2019.
  Howard J, et al. Efficacy and Safety of Voxelotor in Adolescents and Adults with Sickle Cell Disease: HOPE Trial 72-Week Analysis. 62nd ASH Annual Meeting and Exposition. December 2020. https://ash.confex.com/ash/2020/webprogram/Paper140553.html
  Centers for Disease Control and Prevention website. Sickle Cell Disease (SCD). https://www.cdc.gov/ncbddd/sicklecell/data.html. Accessed June 3, 2019.
  European Medicines Agency. https://www.ema.europa.eu/en/medicines/human/orphan-designations/eu3182125. Accessed June 12, 2020.
  National Heart, Lung, and Blood Institute website. Sickle Cell Disease. https://www.nhlbi.nih.gov/health-topics/sickle-cell-disease. Accessed August 5, 2019.

Contact:
Steven Immergut (media)
650.410.3258
simmergut@gbt.com

Courtney Roberts (investors)
650.351.7881
croberts@gbt.com